EXHIBIT 10.8

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, AND IS TRANSFERABLE ONLY UPON THE
CONDITIONS SPECIFIED HEREIN.

PROMISSORY NOTE

US $10,000                        January 15, 2007

FOR VALUE RECEIVED, the undersigned, Nano Holdings International, Inc., which has a business address of 1640 Terrance Way, Walnut Creek, California 94597 ("Maker"), hereby promises to pay to the order of Jenadosa Holdings Limited, P.O. Box HM 279, The Armoury Building, 2nd Floor, 37 Reid Street, Hamilton HM AX, Bermuda ("Payee"), the principal sum of Ten-Thousand Dollars ($10,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (“Note”) memorializes the terms of a loan originally made by the Payee to the Maker on January 15, 2007, and as such this Note has an effective date of January 15, 2007 (the “Effective Date”).

Interest on the unpaid balance of this Note from the Effective Date of the Note, until such Note is paid in full, shall bear interest at the rate of 10% per annum. Interest will be computed on the basis of a 360-day year. All principal and accrued interest payable under this Note shall be due and payable on March 31, 2008.

Any repayment amounts not paid within fifteen (15) business days of Payee’s demand for repayment shall bear interest at the rate of 15% per annum until paid.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Maker.

No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed. This Note may be repaid by the Maker at any time.

Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate provided by law.

In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

Except as provided herein, Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

This Note shall be construed and enforced under and in accordance with the laws of the State of Texas.

No failure on the part of any party to enforce any provisions of this Note will act as a waiver of the right to enforce that provision. A photocopy of this Note shall be effective as an original for all purposes.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written, with an Effective Date as provided above.

Nano Holdings International, Inc.

/s/ David Rector
_________________________________
David Rector
Chief Executive Officer and President